UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MGP INGREDIENTS, INC.

Explanatory Note

December 6, 2013

This Supplement to the Proxy Statement (the “Supplement”) is filed to amend the proxy statement filed by MGP Ingredients, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 11, 2013, as supplemented and amended by the definitive revised materials filed by the Company with the SEC under the form code DEFR 14 A on July 16, 2013, as amended by the definitive revised materials filed by the Company with the SEC under the form code DEFR 14A on July 22, 2013 and on July 30, 2013 (collectively, the “Proxy Statement”).

The sections of the Proxy Statement that were not amended are unchanged and continue in full force and effect as originally filed and should be considered in voting your shares.

MGP INGREDIENTS, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of MGP Ingredients, Inc. (the “Company”) will be reconvened on December 17, 2013, at 9:00 am central time at the Theater Atchison, 401 Santa Fe Street, Atchison, Kansas 66002, for the following purposes:

1.               To elect three directors, each for a term expiring at the annual meeting in 2016;

2.               To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

3.               To conduct an advisory vote on the compensation of our named executive officers; and

4.               To transact such other business as may properly come before the meeting.

The Company has been informed and agreed that the Cray Group will nominate John P. Bridendall as a Group A nominee for election to the Board of Directors by common stockholders and M. Jeannine Strandjord as a Group B nominee for election to the Board of Directors by preferred stockholders.  Ms. Strandjord is running unopposed for the seat currently held by John E. Byom.

Holders of Common Stock and Preferred Stock of record on the books of the Company at the close of business on April 3, 2013 will be entitled to vote at the reconvened Annual Meeting and any adjournment or postponement thereof.

Important Notice regarding the availability of proxy materials for the reconvened Annual Meeting: The Company’s Proxy Statement, its Annual Report to stockholders, this Notice, and the attached Supplement to the Proxy Statement are available at http://ir.mgpingredients.com/annuals.cfm.  You will need to input the Control Number, located on the WHITE proxy card, when accessing these documents.

If you have any questions or need assistance in voting your shares of MGP Ingredients stock, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling (888) 750-5834.  Banks and brokerage firms should call Innisfree at (212) 750-5833.

By Order of the Board of Directors,

John R. Speirs
Chairman of the Board

SUPPLEMENT TO THE PROXY STATEMENT

BOARD PROPOSAL 1.

ELECTION OF DIRECTORS

Withdrawal of Director Nominee

Effective December 3, 2013, John E. Byom withdrew his name from nomination for re-election at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).  Mr. Byom was a Group B nominee for election by preferred stockholders at the Annual Meeting.  The Board of Directors is not presenting a replacement nominee at the Annual Meeting.

Following Mr. Byom’s withdrawal, the slate of director candidates presented by the Board for election at the Annual Meeting is as follows:

•                  John R. Speirs is a Group A nominee for election by common stockholders.

•                  Cloud L. Cray, Jr. is a Group B nominee for election by preferred stockholders.

Biographical information and stock ownership information with respect to the candidates is set forth in the Proxy Statement under the caption “PROPOSAL 1-ELECTION OF DIRECTORS, Nominees” and the Beneficial Ownership Table, respectively.

The Company has been informed and agreed that the Cray Group will nominate John P. Bridendall as a Group A nominee for election by common stockholders, and M. Jeannine Strandjord as a Group B nominee for election by preferred stockholders.  Ms. Strandjord is running unopposed for the Board seat currently held by Mr. Byom.

VOTING MATTERS

How votes are counted and voting requirements

If you have already returned your proxy voting form, you do not need to submit a new form unless you wish to change your vote.  Proxy voting forms already returned by stockholders to the Company will remain valid and will be voted at the Annual Meeting unless revoked.  Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the directors nominated by the Board of Directors as instructed on the form.  Proxies submitted for the election of Mr. Byom by holders of the Company’s preferred stock will have no effect on that election because Mr. Byom is no longer standing for re-election.  If you are a holder of preferred stock and would like to participate in the election for the Group B director position currently held by Mr. Byom, you must vote the gold proxy card distributed by the Cray Group.  Group B director-nominees presented by the Cray Group are Cloud L. Cray, Jr. and M. Jeannine Strandjord.  Ms. Strandjord is running unopposed for the Board seat of Mr. Byom.

Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by a timely written notice of revocation to the Corporate Secretary of the Company. If voting in person, please bring written evidence confirming your ownership of the shares you wish to vote.

OPPOSING SOLICITATION

Settlement Agreement

On December 3, 2013, the Company, Cloud “Bud” Cray, Jr., Karen Seaberg and Thomas M. Cray (collectively, the “Cray Group”), Michael Braude, Linda Miller, Gary Gradinger, Daryl Schaller, John Speirs, and John Byom, each as independent members of the Company’s Board of Directors (the “Board”) and Tim Newkirk, who was then serving as the Company’s Chief Executive Officer and a member of the Board, entered a Settlement Agreement and Mutual Release (the “Settlement Agreement”).  The Settlement Agreement resolved certain issues surrounding the proxy contest launched by the Cray Group in connection with the Annual Meeting and various lawsuits involving the Company, the Cray Group and Mr. Newkirk.

Pursuant to the Settlement Agreement, the Cray Group will continue to hold proxies for the election of directors, governance proposals and the say-on-pay advisory vote reflected in its proxy statement and proxy card.  The Company and the Cray Group have agreed not to engage, directly or indirectly, in further solicitation efforts in connection with the Annual Meeting, except to the extent required by law, and not to propose or present any additional proposals at the Annual Meeting.  The agenda and rules for the Annual Meeting will be mutually agreed upon by the Company and the Cray Group.

In connection with the Settlement Agreement, Tim Newkirk was terminated without cause as the Company’s Chief Executive Officer effective December 3, 2013.  Effective December 3, 2013, Mr. Newkirk resigned from the Company’s Board of Directors and subsidiary boards as contemplated by the Settlement Agreement.  As described in the Settlement Agreement, on December 3, 2013, the parties to the Settlement Agreement entered into a Voting Agreement with respect to shares of the Company’s preferred stock beneficially owned by the Cray Group.  Pursuant to the Voting Agreement and subject to the terms and conditions therein, the Board seat vacancy resulting from Mr. Newkirk’s resignation will be filled by the new CEO to be hired in the CEO search.  Mr. Newkirk will, pursuant to the terms of the Company’s First Amended and Restated MGP Ingredients, Inc. Short-Term Incentive Plan (“MEP”) and his Employment Agreement with the Company, be paid the sum of $655,218 plus an amount to satisfy the COBRA subsidy obligation and a pro rata payment under the MEP Plan, in each case pursuant to the terms of a release of the Company.  Separately, members of the Cray Group and Mr. Newkirk have entered into agreements for the purchase of Mr. Newkirk’s house and the resolution of litigation involving Mr. Newkirk and the Cray Group; the Company is not a party to these arrangements.  Immediately following the Annual Meeting, the Board of Directors intends to elect Don Tracy, the Company’s Vice President and Chief Financial Officer, and Randy Schrick, the Company’s Vice President of Engineering, to serve as Interim Co-CEOs until a new permanent CEO is hired.

Assuming that the Cray Group’s precatory proposal to be presented at the Annual Meeting calling for the Board to destagger the Board of Directors is successful, the Board of Directors has agreed, in the Voting Agreement and on the terms and subject to the conditions therein, to vote in favor of an amendment to the Company’s articles of incorporation to destagger the Board and has agreed to submit such amendment to shareholders for approval at the 2014 Annual Meeting of Stockholders of the Company.

The Settlement Agreement includes certain changes to the composition of Board Committees. Assuming her election at the 2013 Annual Meeting, Ms. Jeannine Strandjord, a Cray Group’s director-nominee, will be elected by the Board to be the Chair of the Audit Committee at the first meeting of the Board following the Annual Meeting.  Assuming his election at the Annual Meeting, Mr. John P. Bridendall, a Cray Group’s director-nominee, will be elected by the Board to be a member of the Audit

Committee.  Following the Annual Meeting and assuming the elections of Ms. Strandjord and Mr. Bridendall and the re-election of Mr. Bud Cray, Ms. Strandjord, Mr. Bud Cray and Mr. Bridendall will be elected to be members of the Nominating and Governance Committee.  Following the Annual Meeting and assuming their election, Ms. Strandjord and Mr. Bridendall will become members of the Human Resources and Compensation Committee.

Pursuant to the Settlement Agreement, the Company will not sell any of its assets, will not make any acquisitions of other companies or assets and will not enter into any joint venture relationships of a material nature or outside of the ordinary course of business in the next 12 months without the approval of at least six members of the Board of Directors.

The Company agreed to reimburse, within ten business days of presentment, the members of the Cray Group for all reasonable legal fees and out-of-pocket costs and expenses incurred in connection with the matters related to the Annual Meeting, up to an aggregate maximum cap of $1,775,000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

In connection with termination of Tim Newkirk as the Company’s CEO, the Company entered into a Transition Services Agreement (the “Services Agreement”) with Mr. Newkirk effective December 3, 2013.  Pursuant to the Services Agreement, the Company retained Mr. Newkirk to provide certain transition services in connection with the engagement by the Company of a replacement for Mr. Newkirk.  Pursuant to the Services Agreement, Mr. Newkirk received or will receive the following compensation: (i) $100,500.00 on the date of the Services Agreement, (ii) $100,500.00 on March 3, 2014, and (iii) up to $45,000.00 in third-party expenses incurred by Mr. Newkirk in connection with the Services Agreement, termination of Mr. Newkirk’s employment with the Company and other related expenses.  The Services Agreement will terminate May 3, 2014 or when terminated by either the Company or Mr. Newkirk, whichever is earlier.

COST OF SOLICITATION

The Company expects its total expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of the Company’s regular employees and officers), to aggregate up to approximately $4.493 million, of which approximately $2.006 million has been spent to date.  This aggregate estimate includes reimbursement of expenses for the Cray Group up to the maximum amount of $1.775 million and excludes any severance payments made to Timothy W. Newkirk in connection with his termination of employment.

LEGAL PROCEEDINGS

Pursuant to the Settlement Agreement, legal proceedings involving the Company, the Cray Group and Mr. Newkirk with respect to MGP Ingredients Inc. Voting Trust, the Annual Meeting and the Special Committee of the Board of Directors will be dismissed.

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES BY MGP INGREDIENTS, INC.

Miscellaneous Information Concerning Participants

As reported on Schedule 13D/A filed by Karen Seaberg with the SEC on October 18, 2013, on September 26, 2013, the Cray Family Trust was terminated and its assets were distributed to the three beneficial owners, The Foundation of the Atchison Family of YMCA (the “YMCA”), the University of

Kansas Endowment Association (“KU”) and Cloud L. Cray, Jr.  Karen Seaberg further reported that following termination of the Cray Family Trust, she entered an option to purchase the Voting Trust Certificates distributed to the YMCA and exercised the option on October 16, 2013.  On October 17, 2013, the MGP Ingredients, Inc. Voting Trust was terminated as well.  The 333 shares of the Company’s Preferred Stock held by the Voting Trust were distributed to KU and Karen Seaberg (pursuant to her exercise of the option for YMCA’s 111 shares and the exercise by Cloud L. Cray, Jr. of a general power of appointment).  As a result of the above events and transactions, Karen Seaberg now holds 222 shares of the Company’s Preferred Stock.  Karen Seaberg is also a beneficial owner of 71 shares of the Company’s Preferred Stock directly held by her spouse, Laidacker M. Seaberg.  The Company has been informed that Karen Seaberg, Cloud L. Cray, Jr., and Thomas M. Cray received a proxy from the trustees of the Voting Trust prior to the termination of the Voting Trust.  Accordingly, based on the information provided by them on Schedule 13D/A filed with the SEC, Karen Seaberg and Cloud L. Cray remain the beneficial owners of all of the shares of preferred stock reported as held by them in the Beneficial Ownership Table.

Except as set forth above, this Supplement does not update any information concerning other participants reported in the Proxy Statement or the Beneficial Ownership Table, which continues to speak as of March 1, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison or Indiana facilities, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the ability to effectively operate the Illinois Corn Processing, LLC (“ICP”) joint venture, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments and (x) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

IMPORTANT ADDITIONAL INFORMATION

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning the Company are available free of charge at www.sec.gov.  For a copy of final definitive materials with respect to 2013 Annual Meeting, including Amendment No. 3 of the supplement to the proxy statement, please see http://ir.mgpingredients.com/annuals.cfm. Voting remains open to stockholders of record at the close of business on April 3, 2013. Stockholders should carefully read the definitive proxy statement, including supplements thereto, before making any voting decision.  The

Company and its directors, director nominees, the Company’s chief executive officer and its chief financial officer (the “Participants”) may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting.  Information regarding the Participants in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplement that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.